EXHIBIT 1

HIGH RIVER LIMITED PARTNERSHIP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS LP
767 Fifth Avenue, 47th Floor
New York, New York 10153

April 23, 2018
Via Email and Federal Express
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Attention: Phillip T. Warman, Esquire, Corporate Secretary

Re:  Inspection of Stocklist Materials

Dear Mr. Warman:
High River Limited Partnership ("High River") hereby demands, pursuant to § 220 of the Delaware General Corporation Law (the "DGCL"), that SandRidge Energy, Inc. (the "Corporation") produce certain stocklist materials to High River in the context of the Corporation's upcoming annual meeting of stockholders (the "Annual Meeting") and the proxy contest that High River, Icahn Partners LP and Icahn Partners Master Fund LP, each a Delaware limited partnership (collectively, the "Icahn Parties"), will be conducting at the Annual Meeting.
High River is the record holder of 100 shares of common stock, $0.001 par value per share ("Common Stock"), of the Corporation (attached hereto as Exhibit A is a true and correct copy of a Direct Registration Book-Entry Advice Statement issued to High River by American Stock Transfer & Trust Company, LLC evidencing such record ownership). The Icahn Parties collectively are the beneficial holders of 4,818,832 shares of Common Stock (including the 100 shares of Common Stock of which High River is the stockholder of record), constituting approximately 13.6% of the shares of Common Stock outstanding. The Icahn Parties have been stockholders of the Corporation since October 18, 2017.

As holders of the Common Stock of the Corporation, the Icahn Parties hereby demand, pursuant to § 220 of the DGCL and the common law of the State of Delaware, the right to inspect, no later than April 27, 2018, during normal business hours, the following documents and records of the Corporation, and to make copies or abstracts therefrom:

(a) A complete record or list of the Corporation's common stockholders, certified by the Corporation or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder as of the most recent date available, as well as the names, addresses and share amounts held by participants in any corporation dividend reinvestment plan, employee plan, and/or any similar plan as of the most recent date available;
(b) A magnetic computer tape or cartridge or other electronic medium containing the lists of the holders of Common Stock requested herein as of the most recent date available, showing the names, addresses and number of shares held by each stockholder, such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge or other electronic medium, and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes;
(c) All daily transfer sheets showing changes in the names, addresses and number of shares owned of the Corporation's common stockholders which are in or come into the possession of the Corporation or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder lists referred to herein to the conclusion of the Annual Meeting (together with any adjournment, postponement or continuation thereof);
(d) All information in the Corporation's, its transfer agent's or its proxy solicitor's or any of their agents' possession, or which can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of Common Stock as of the most recent date available and as of the close of business of each Friday thereafter until the Annual Meeting including an alphabetical breakdown of any holdings in the respective names of Cede & Co. and other similar depositories or nominees as well as any material request list provided by Broadridge Financial Solutions, Inc. or Mediant Communications LLC and any omnibus proxies issued by such entities. If such information is not in the Corporation's possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;

(e) All information in or which comes into the Corporation's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of Common Stock ("NOBO's") pursuant to Rule 14b-1(c) or Rule 14b- 2(c) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance and magnetic computer tape or cartridge or other electronic medium (together with such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge or other electronic medium) and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes. If such information is not in the Corporation's possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;
(f) A list as of the most recent date available of common stockholders of the Corporation who are participants in any Corporation employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which the Icahn Parties or their agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the voting treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant;
(g) A list of all holders of Common Stock and respondent banks (and their email addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Corporation pursuant to Rule 14(a)- 16(j)(2) of the Exchange Act as of the most recent date available;
(h) A stop list or stop lists relating to any shares of Common Stock and any additions or deletions from the date of the list referred to in paragraph (a) above;
(i) A list of all stockholders owning 1,000 or more shares of Common Stock arranged in descending order as of the most recent date available;
(j) All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Corporation's possession or control, or which can reasonable be obtained by the Corporation;
(k) A correct and complete copy of the Corporation's bylaws, and any and all changes of any sort to the bylaws hereafter made through the Annual Meeting, including without limitation, any amendment to existing bylaws, any adoption of new bylaws or deletions of existing bylaws, and any rules and regulations of the Corporation regarding the nomination and election of directors, stockholder proposals and conduct of the Annual Meeting; and
(1) The information and records specified in the foregoing paragraphs should also be provided for the record date for the Annual Meeting, and any other record date set by the Corporation's board of directors, by operation of law or otherwise for the Annual Meeting.
The undersigned further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (1) above be immediately furnished to the undersigned as such modifications, additions or deletions become available to the Corporation or its agents or representatives.
The purpose of this demand is to allow the Icahn Parties to conduct a proxy contest for the election of directors at the Annual Meeting and for the Icahn Parties to otherwise communicate their views on the management and direction of the Corporation to the stockholders.
The undersigned will bear the reasonable costs incurred by the Corporation in connection with the production of the above information. The undersigned hereby authorizes Peter C. Harkins and Jordan M. Kovler, each a Managing Director of Harkins Kovler, LLC, One Rockefeller Plaza, New York, NY 10020, telephone +1 (212) 468-5380, the proxy solicitor for the Icahn Parties, acting together, singly or in combination, to conduct, as their agents, the inspection and copying requested herein and otherwise act on behalf of the undersigned pursuant to the attached power of attorney.

Please advise the undersigned's General Counsel, Mr. Jesse A. Lynn, at jlynn@sfire.com or (212) 702-4331 as promptly as practicable when and where the items demanded above will be made available to the undersigned. Please also advise Jesse Lynn immediately whether you voluntarily will supply the requested information.

Very truly yours,

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP

By: __________________________
       Name: Keith Cozza
       Its: Chief Operating Officer

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By: __________________________
       Name: Keith Cozza
        Its: Secretary

SWORN TO AND SUBSCRIBED
before me this 23rd day of April 2018

_________________________________
Notary Public

POWER OF ATTORNEY

KNOW ALL MEN that each of the undersigned does hereby make, constitute and appoint:

Peter C. Harkins and Jordan M. Kovler of Harkins Kovler, LLC; and their partners, associates, employees and any other persons designated by any of them, acting alone or together, its true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of SandRidge Energy, Inc., to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description.

Each of the undersigned reserves all rights on its part to do any act which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by each of the undersigned or said attorneys by written notice to the other.

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP

By: __________________________
         Name: Keith Cozza
         Its: Chief Operating Officer

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By: __________________________
         Name: Keith Cozza
         Its: Secretary

SWORN TO AND SUBSCRIBED
before me this 23rd day of April 2018

__________________________________
Notary Public

EXHIBIT A